UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
September 14, 2006

Exact name of registrant as specified in its charter; Commission File No.:	Address of principal executive offices; zip code; registrant’s telephone number, including area code:	State or other jurisdiction of incorporation or organization; IRS Employer Identification No.:

Duquesne Light Holdings, Inc. 1-10290	411 Seventh Avenue Pittsburgh, PA 15219 412-393-6000	Pennsylvania 25-1598483

Duquesne Light Company 1-956	411 Seventh Avenue Pittsburgh, PA 15219 412-393-6000	Pennsylvania 25-0451600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Distribution Rate Case Settlement
     On September 14, 2006, Duquesne Light Holdings, Inc.’s wholly owned subsidiary, Duquesne Light Company (“DLC”), entered into, and filed with the Pennsylvania Public Utility Commission (“PaPUC”), a Joint Petition of Settlement among all parties resolving all issues in the distribution rate case DLC filed with the PaPUC in April 2006.
     The settlement provides for (i) a distribution rate increase of $117 million in annual operating revenues, and (ii) an automatic pass-through for charges that DLC will pay for transmission services it purchases under tariffs regulated by the Federal Energy Regulatory Commission.
     The settlement agreement has been submitted to the administrative law judge presiding over the rate case. Final effectiveness of the settlement is subject to (i) the administrative law judge’s review and recommendation and (ii) PaPUC review and approval. A final order is anticipated in the fourth quarter of 2006; however, DLC cannot predict the ultimate timing or outcome of these proceedings.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits
     10.1   Joint Petition and Settlement Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Duquesne Light Holdings, Inc.

(Registrant)

Date September 14, 2006	/s/ Mark E. Kaplan

(Signature) Mark E. Kaplan Senior Vice President and Chief Financial Officer

Duquesne Light Company

(Registrant)

Date September 14, 2006	/s/ Mark E. Kaplan

(Signature) Mark E. Kaplan Senior Vice President and Chief Financial Officer

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